EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David Goldberg, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report on Form 10-K of Allegiant Professional Services, Inc. for the fiscal year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Allegiant Professional Services, Inc.

Dated: January 6, 2010	By:	/s/ David Goldberg
David Goldberg
Chief Executive Officer